EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement on Form S-3 of our report dated February 25, 1997, on our audits of the consolidated financial statements of ProxyMed, Inc. as of December 31, 1996 and for the years ended December 31, 1996 and 1995, appearing in the Annual Report on Form 10-KSB of ProxyMed, Inc. filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934. We also consent to the incorporation by reference in this registration statement on Form S-3 of our report dated April 14, 1997, on our audit of the financial statements of Hayes Computer Systems, Inc., as of January 31, 1997 and for the ten month period then ended, appearing in the current report on Form 8-K of ProxyMed, Inc. dated April 30, 1997 filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934. We also consent to the reference to our firm under the caption "Experts."

/s/Coopers & Lybrand L.L.P.



Miami, Florida
August 28, 1997